Exhibit 99.1

press release

FOR IMMEDIATE RELEASE

For further information contact:
Ian Galbraith, Corporate Communications	Caroline Hughes, Investor Relations
(604) 974-2370	(604) 974-2003
Ian.Galbraith@crystaldecisions.com	Caroline.Hughes@crystaldecisions.com

CRYSTAL DECISIONS REPORTS FISCAL THIRD QUARTER RESULTS

Eleventh Consecutive Quarter of Revenue Growth;
Total Revenues Increase 30 Percent Year-Over-Year

PALO ALTO, Calif.—April 28, 2003—Crystal Decisions, a leading information management software company, today announced results for the third quarter ended March 28, 2003. Fiscal third quarter revenues grew to US$73.0 million, a 30 percent increase over the same quarter of the prior year. License revenue increased 26 percent over the third quarter last year.

Highlights from the third quarter:

•	Introduced new ad hoc reporting and analytic functionality in Crystal Enterprise 9

•	Announced OEM and Reseller agreement to include Crystal Enterprise in Microsoft’s Business Solutions Customer Relationship Management (CRM) solution

•	Announced a new relationship with Cap Gemini, Ernst & Young to collaborate on a global Business Intelligence Index program

•	Increased total number of OEM (Original Equipment Manufacturer) partnerships to more than 355; including new partnerships with Aprimo, Cartesis and System Management Software, Inc.

•	Announced new customer wins with FirstEnergy Corporation, and Mark’s Work Warehouse

“Crystal Decisions is very pleased to announce its eleventh consecutive quarter of revenue growth,” said Jon Judge, President and Chief Executive Officer, Crystal Decisions. “We believe this growth is attributable to the high quality of the solutions and services we deliver to our customers worldwide. We will continue to make the investments necessary to drive long-term product innovation, and the reliability and scalability that global customers demand.”

Crystal Decisions Reports Fiscal Third Quarter Results
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For More Information

For more information on Crystal Decisions products and services, phone 1-800-877-2340 (North America) or 1-604-681-3435 (International), or visit the Crystal Decisions Web site at www.crystaldecisions.com.

About Crystal Decisions

Crystal Decisions, a privately held company, is a leading information management software company with more than 14 million licenses shipped. Since 1984, Crystal Decisions has powered winning organizations with one of the fastest ways for employees, partners and customers to access the information they need to make the best decisions and ultimately reduce costs and increase productivity. We believe the Crystal brand is among the most trusted names in enterprise reporting and more than 355 Independent Software Vendors (ISVs) have standardized on Crystal Decision’s solutions. Headquartered in Palo Alto, Calif., Crystal Decisions has more than 25 offices worldwide and can be found on the Internet at www.crystaldecisions.com.

Crystal Decisions, Crystal Reports, Crystal Enterprise, Crystal Analysis, Crystal Services, Crystal Care, Crystal Assist, Crystal Applications and Holos are trademarks or registered trademarks of Crystal Decisions, Inc. in the U.S. and/or other countries. All other trademarks or registered trademarks referenced are the property of their respective owners.

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This press release may include statements that may constitute “forward-looking statements”, including its estimates of future business prospects or financial results and statements containing the words “believe”, “expect”, “estimate”, “plan”, “intend”, “anticipate” or similar expressions. These statements refer to our future plans, objectives, expectations and intentions.

Forward-looking statements inherently involve risks and uncertainties that could cause our actual results and plans to differ materially from those anticipated in such forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.